As filed with the Securities and Exchange Commission on June 23, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AV HOMES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-1739078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8601 N. Scottsdale Rd., Suite 225, Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

AV HOMES, INC.

2015 INCENTIVE COMPENSATION PLAN,

AS AMENDED AND RESTATED JUNE 1, 2017

(Full Title of the Plan)

S. Gary Shullaw

Executive Vice President, General Counsel and Corporate Secretary

AV Homes, Inc.

8601 N. Scottsdale Rd., Suite 225

Scottsdale, Arizona 85253

(Name and Address of Agent For Service)

(480) 214-7400

(Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	1,000,000	$18.025	$18,025,000	$2,089.10

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of outstanding Common Stock because of events such as stock splits, stock dividends, combinations or reclassifications of shares, recapitalizations, mergers or other similar events.
(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the Registrant’s Common Stock reported on the NASDAQ Stock Market on June 16, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 1,000,000 shares of Common Stock, par value $1.00 per share, of AV Homes, Inc. (the “Registrant”) to be issued pursuant to the AV Homes, Inc. 2015 Incentive Compensation Plan, as amended and restated June 1, 2017 (the “Plan”). The Registrant registered 772,405 shares of Common Stock, par value $1.00 per share, of the Registrant for issuance under the Plan on a Registration Statement on Form S-8 (File No. 333-206011) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2015. In accordance with Section E of the General Instructions to Form S-8, the Initial Registration Statement previously filed with the SEC relating to the Plan is incorporated herein by reference, except that provisions contained in Part II of the Initial Registration Statement are modified as set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the SEC, are incorporated by referenced in this Registration Statement, as of their respective dates:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017;

(b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in subsection (a) above; and

(c) The description of the Registrant’s Common Stock, par value $1.00 per share, contained in any registration statement or report filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered here have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the respective dates of filing of such documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

S. Gary Shullaw, Executive Vice President, General Counsel and Corporate Secretary of the Registrant, has given his opinion about certain legal matters affecting the shares of the Registrant’s Common Stock registered under this Registration Statement. Mr. Shullaw is eligible to participate in the AV Homes, Inc. 2015 Incentive Compensation Plan, as amended and restated June 1, 2017, and, as of June 23, 2017, he is the beneficial owner of 26,745 shares of the Registrant’s Common Stock.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation, as amended and restated May 28, 1998 (filed as Exhibit 3(a) to Form 10-Q for the quarter ended June 30, 1998 (File No. 1-7395), and incorporated herein by reference).

4.2	Certificate of Amendment of Restated Certificate of Incorporation, dated May 26, 2000 (filed as Exhibit 3(a) to Form 10-Q for the quarter ended June 30, 2000 (File No. 1-7395), and incorporated herein by reference).

4.3	Amended and Restated By-laws, dated March 31, 2014 (filed as Exhibit 3.2 to Form 8-K filed on April 1, 2014 (File No. 1-7395), and incorporated herein by reference).

5.1	Opinion of S. Gary Shullaw (filed herewith).

10.1	AV Homes, Inc. 2015 Incentive Compensation Plan, as amended and restated June 1, 2017 (filed as Appendix A to the Proxy Statement for the 2017 Annual Meeting of Stockholders (File No. 1-7395), and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

23.3	Consent of S. Gary Shullaw (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on June 23, 2017.

AV HOMES, INC.

By:	/s/ Roger A. Cregg
Name:	Roger A. Cregg
Title:	Director, President, and Chief Executive Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Roger A. Cregg, Michael S. Burnett and S. Gary Shullaw his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Dated: June 1, 2017	By:	/s/ Roger A. Cregg
Roger A. Cregg, Director, President, and Chief Executive Officer (Principal Executive Officer)

Dated: June 1, 2017	By:	/s/ Michael S. Burnett
Michael S. Burnett, Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated: June 1, 2017	By:	/s/ Joshua L. Nash
Joshua L. Nash, Director and Chairman of the Board

Dated: June 1, 2017	By:	/s/ Paul D. Barnett
Paul D. Barnett, Director

Dated: June 1, 2017	By:	/s/ Matthew Coleman
Matthew Coleman, Director

Dated: June 1, 2017	By:	/s/ Roger W. Einiger
Roger W. Einiger, Director

Dated: June 1, 2017	By:	/s/ Paul Hackwell
Paul Hackwell, Director

Dated: June 1, 2017	By:	/s/ Jonathan Pertchik
Jonathan Pertchik, Director

Dated: June 1, 2017	By:	/s/ Michael F. Profenius
Michael F. Profenius, Director

Dated: June 1, 2017	By:	/s/ Aaron Ratner
Aaron Ratner, Director

Dated: June 1, 2017	By:	/s/ Joel M. Simon
Joel M. Simon, Director

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of S. Gary Shullaw (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

23.3	Consent of S. Gary Shullaw (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages hereto).